[Letterhead of CNL Fund Advisors, Inc.]


                                 June 30, 1999


Mr. Robert Gentz
DenAmerica Corp.
7373 North Scottsdale Road, D-120
Scottsdale, Arizona 85253

     Re: Total Cumulative Loan Not to Exceed $17,100,000.00 to be secured by approximately thirty-two (32) Denny's restaurants located in Texas, Arizona, Colorado, Idaho, Utah, Missouri, Oklahoma, Louisiana, Arkansas, and Florida

Dear Mr. Gentz:

     This letter shall serve to modify certain terms and provisions of that certain Commitment Letter dated April 14, 1999 ("Commitment") originally issued by CNL Financial Services, Inc., as assigned to CNL APF Partners, LP ("Lender") to DenAm, Inc., a Delaware corporation ("Borrower").

     1. Paragraph 3 of the Commitment is hereby amended to reflect that the interest rate on the Loan shall accrue at a fixed rate per annum established on the day of closing equal to five hundred fifty-nine (559) basis points over the Applicable Treasury Rate.

     2. Paragraph 8 of the Commitment is hereby amended to reflect that the Loan will be secured by a first priority leasehold mortgage and security interest in thirty-two Denny's restaurants.

     3. Paragraph 13 of the Commitment is hereby deleted in its entirety and replaced with the following:

         CROSS-DEFAULT
         -------------

        A default in the Loan contemplated by this commitment shall constitute a default in all of Borrower's other loans with Lender.
        A default in any of Borrower's other loans with Lender or under any commitment and/or loan made by any lending institution with the amount in controversy exceeding $25,000.00 shall constitute a default in the Loan contemplated by this commitment. In the event of any default of the Loan or other loans covered by this "cross-default" provision, Lender shall be entitled to the Default Interest Rate during the term of any Loan default, and any of Borrower's monies deposited with Lender shall be immediately and irrevocably assigned to Lender to apply to the obligations in any manner Lender deems necessary. The Loan



Mr. Robert Gentz
June 30, 1999
Page 2

        Documents shall provide that the mortgage shall secure the prompt and timely delivery of any promissory or other notes from Borrower to Lender. Notwithstanding the foregoing, the cross-default and related cross-collateralization provisions of the Loan Documents shall not apply to any related party loans outside of a given single loan pool within the loan securitization financing structure of the holder of the Loan.

     4. Paragraph 33D of the Commitment is hereby amended to reflect that expiration of the commitment is extended through August 31, 1999.

     5. Paragraph 34C of the Commitment is hereby deleted in its entirety and replaced with the following:

        During such time as Borrower is not meeting EBITDAR FCCR as set forth in paragraph 9 of this Commitment and/or Borrower is (i) in default with any third party vendor and the amount in controversy is in excess of $25,000.00 or (ii) in default under the Loan, Borrower shall be required to obtain Lender's prior written consent to any of the following: paying cash dividends on capital stock, repurchasing shares of capital stock, making any preferred return payments, making any loans, distributions or advances of any type, and incurring additional indebtedness which is not specifically related to the acquisition or development of Denny's restaurant units. Failure of Borrower to obtain Lender's prior written consent to any of the above shall constitute a default under the Loan Documents entitling Lender to any and all available remedies.

     6. Paragraph 34S of the Commitment is hereby deleted in its entirety and replaced with the following:

        If, during the term of the Loan, Lender becomes aware of Borrower's failure to make timely payment of ad valorem real or personal property taxes due on any portion of the Mortgaged Premises serving as collateral for the Loan or on any real or personal property which is collateral for any loan or the subject of any lease between Borrower and Lender or one of Lender's affiliates and such default is not cured by Borrower within fifteen (15) days of notice by Lender to Borrower, then Borrower shall in connection with the next monthly payment of principal and interest due under the Note and in connection with each monthly payment of principal and interest due thereafter escrow an



Mr. Robert Gentz
June 30, 1999
Page 3

        amount sufficient to enable Lender to pay ad valorem and real property taxes as they become due on the Mortgaged Premises.

     7. Except as amended herein, the commitment shall remain in full force and effect, unamended.

     Please indicate your consent to the Amendment to the Commitment as set forth herein by having the original counterpart of this letter properly executed in the space provided below by an authorized signatory and return a fully-executed counterpart to us at the address noted above.

                                    Sincerely yours,

                                    CNL APF PARTNERS, LP, a Delaware limited partnership

                                    BY: CNL APF GP Corp., a Delaware
                                        corporation, as general partner

                                        By: /s/ John T. Walker
                                           --------------------------------
                                        Name: John T. Walker
                                             ------------------------------
                                        Its: Executive Vice President
                                            -------------------------------

                                    Date:           June 30, 1999
                                         ----------------------------------



Mr. Robert Gentz
June 30, 1999
Page 4

                          BORROWER'S ACCEPTANCE



                                      DENAM, INC., a Delaware corporation

                                      By:
                                         ----------------------------------
                                         Robert J. Gentz, Vice-President

                                      Date:
                                           --------------------------------